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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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         Date of report (Date of earliest event reported): June 2, 2006

                              FIRST IPSWICH BANCORP
             (Exact name of registrant as specified in its charter)

         Massachusetts                 333-114018            04-2955061
  (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)              File Number)       Identification No.)

      31 Market Street, Ipswich, Massachusetts                   01938
      (Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code: (978) 356-3700

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry Into a Material Definitive Agreement

On June 2, 2006, First Ipswich Bancorp (the "Company"), and its wholly-owned subsidiary, The First National Bank of Ipswich (the "Bank"), and all of their affiliates (the Company, the Bank and all of their affiliates collectively referred to as "Ipswich") entered into an Employment Separation Agreement (the "Agreement") with Donald P. Gill, who has served as President, Chief Executive Officer and director of the Company and the Bank.

Under the terms of the Agreement, Mr. Gill will resign from all of his positions with Ipswich effective June 7, 2006 (the "Separation Date"). The Agreement also provides that Ipswich will provide Mr. Gill with the following benefits: (1) base salary continuation payments through January 31, 2007, (2) group health insurance benefits through January 31, 2007, and (3) Ipswich will transfer to Mr. Gill the title to the automobile used by him on July 7, 2006 for $1 (collectively, the "Payment"). In the event that Mr. Gill obtains full time employment with another employer prior to January 31, 2007, Ipswich will be released of its Payment obligations on his first day of employment. Mr. Gill has agreed to provide consulting services to Ipswich without compensation through January 31, 2007, provided, however, that if Mr. Gill obtains full time employment with another employer before such date, then Ipswich will pay Mr. Gill $112.50 per hour for any consulting services. Mr. Gill has also agreed to a general release of claims against Ipswich and to keep certain information confidential.

The foregoing description of Mr. Gill's Agreement is qualified in its entirety by reference to the provisions of the Agreement that will be filed as an exhibit to the Company's Form 10-QSB for the quarter-ended June 30, 2006.

Item 1.02  Termination of a Material Definitive Agreement

The Employment Agreement entered into by and between Donald P. Gill and the Company on March 31, 2004 and the Change in Control Agreement entered into by and between Donald P. Gill and the Company on March 31, 2004 were both superceded by the Agreement described above. The discussion in "Item 1.01 Entry Into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 2, 2006, Donald P. Gill, President, Chief Executive Officer, and Director of the Company and the Bank, notified the Company's Board of Directors that he was resigning from all of his positions with the Company, the Bank, and all of their affiliates, effective June 7, 2006.

On June 7, 2006, the Board of Directors of the Company and the Bank appointed Russell G. Cole as Interim President and Chief Executive Officer of the Company and the Bank, effective on the same date. On June 7, 2006, the Board of Directors also elected Mr. Cole as a Director of the Company and the Bank, effective immediately. Mr. Cole has served as President of the Northern Division of the Bank since November 2004. Prior to joining the Bank, Mr. Cole was the President and Chief Executive Officer of GBSI Insurance Group from February 2003 to June 2004. Mr. Cole was also the President and Chief Executive Officer of Ocean National Bank from November 1995 to February 2003.
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A copy of the press release relating to these events is furnished herewith as
Exhibit 99.1. The Non-Competition, Confidentiality, and Severance Agreement entered into by and between the Bank and Russell G. Cole on January 1, 2005, remains in effect. Mr. Cole's agreement provides for the payment of two years of severance pay if he is terminated within twelve months following a "change in control" of the Bank (as defined in the agreement) for any reason other than on account of "cause" (as defined in the agreement) or on account of death, disability or retirement. While employed by the Bank and for the period of the severance payments thereafter, Mr. Cole may not (i) solicit or induce any employee of the Bank or any subsidiary or affiliate of the Bank to leave his or her employment, or (ii) compete with the Bank or any subsidiary or affiliate of the Bank in any city or town in which the Bank or any subsidiary or affiliate operates, or within any contiguous city or town. The foregoing description of Mr. Cole's agreement is qualified in its entirety by reference to the provisions of the agreement, which was filed as Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the year-ended December 31, 2004 and which is incorporated herein by reference.


Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.     Description
-----------     -----------

Exhibit 10.1 Non-Competition, Confidentiality, and Severance Agreement of Russell G. Cole, incorporated by reference to Exhibit 10.13 to Bancorp's Annual Report on Form 10-KSB for the year-ended December 31, 2004.

Exhibit 99.1    Press Release dated June 7, 2006.

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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          FIRST IPSWICH BANCORP

Date: June 7, 2006                        By: /s/ Timothy L. Felter
                                              ----------------------------------
                                              Timothy L. Felter
                                              Senior Vice President and
                                              Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit No.     Exhibit Description
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10.1            Non-Competition, Confidentiality, and Severance Agreement of
                Russell G. Cole, incorporated by reference to Exhibit 10.13 to Bancorp's Annual Report on Form 10-KSB for the year-ended
                December 31, 2004.

99.1            Press Release dated June 7, 2006.